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EXHIBIT 5.1




February 19, 2002


Uroplasty, Inc.
2718 Summer Street Northeast
Minneapolis, Minnesota   55413-2820

Re:  Registration Statement on Form S-3
     File No. 333-75826

Ladies and Gentlemen:

         We have acted as legal counsel to Uroplasty, Inc., a Minnesota corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 3,069,036 shares of common stock, 1,534,518 common stock purchase warrants (the "Warrants"), and 1,534,518 shares of common stock (the "Warrant Shares") issuable upon exercise of the Warrants. The Shares and Warrants together are being offered to the Company's shareholders pursuant to 3,069,036 subscription rights (the "Rights") which the Company intends to distribute, without charge, to its shareholders (the "Rights Offering"). The Company's Registration Statement on Form S-3, which was originally filed by the Company with the Securities and Exchange Commission on December 21, 2001 (the "Registration Statement"), describes each of the Rights, the Shares, the Warrants, the Warrant Shares, and the Rights Offering in greater detail.

         As such counsel, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Rights, the Shares, the Warrants and the Warrant Shares. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, including without limitation, the Articles of Incorporation, as amended, of the Company and the Bylaws, as amended, of the Company. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

         We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.


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         We further assume that (a) all Rights will be granted and distributed in accordance with the terms of the Rights Offering as described in the Registration Statement, and (b) all Shares and Warrants issued upon exercise of the Rights and all Warrant Shares issued upon exercise of the Warrants will be issued in accordance with the terms of the Rights Offering as described in the Registration Statement.

         This opinion is limited solely to the laws of the State of Minnesota as applied by courts located in the State of Minnesota, the applicable provisions of the Minnesota Constitution and the reported judicial decisions interpreting those laws.

         Subject to the foregoing it is our opinion that:

1. The Company has been duly incorporated under the laws of the State of Minnesota and is now a validly organized and existing corporation under the laws of the State of Minnesota and has the corporate authority to issue the Rights, the Shares, the Warrants and the Warrant Shares.

2. The Rights, when granted and distributed in accordance with the terms of the Rights Offering, as described in the Registration Statement, will be duly authorized and binding obligations of the Company.

3. The Shares and Warrant Shares, when issued and delivered upon the exercise, respectively, of the Rights and the Warrants in accordance with the terms of the Rights Offering as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

4. The Warrants, when issued and delivered upon the exercise of the Rights in accordance with the terms of the Rights Offering, as described in the Registration Statement, will be duly authorized and binding obligations of the Company.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to its use as a part of the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which forms part of the Registration Statement.

Very truly yours,

/s/ KELLER & LOKKEN, P.A.

Keller & Lokken, P.A.